UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2023

W&T Offshore, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices) (Zip Code)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control Severance Plan

On April 20, 2023, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of W&T Offshore, Inc. (the “Company”), as part of its comprehensive review of executive compensation and with the assistance of its independent compensation consultant, recommended and the Board adopted and approved the Company’s Change in Control Severance Plan (the “Plan”), effective April 20, 2023, to provide for severance pay and benefits to Eligible Employees (as defined in the Plan) whose employment terminates due to a Qualifying Termination of Employment (as defined in the Plan) on or within one year following a Change in Control (as defined in the Plan). For purposes of the Plan, Messrs. Williford and Curth are Eligible Employees. The Plan was approved by the Compensation Committee and the Board in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a Change in Control of the Company.

Upon termination of an Eligible Employee due to a Qualifying Termination of Employment that occurs on or within one year following a Change in Control, so long as Eligible Employee satisfies the conditions to payment of severance benefits described below, such Eligible Employee shall be entitled to receive the following severance benefits: (i) a lump sum cash severance payment in an amount equal to two times the sum of the Eligible Employee’s base salary and annual target bonus, (ii) any earned but unpaid annual bonus with respect to the calendar year ending on or preceding the separation date, (iii) a payment equal to the product of (a) Eligible Employee’s target annual bonus for the calendar year that includes the separation date and (b) a fraction, the numerator of which is the number of days prior to the separation date in the calendar year in which the separation date occurs and the denominator of which is the number of days in such year, (iv) subject to Eligible Employee’s timely election of continuation coverage pursuant to COBRA (as defined in the Plan), the employer portion of continued coverage for 18 months following the separation date for Eligible Employee and Eligible Employee’s dependents under the Company’s health plans if and in which Eligible Employee participated immediately prior to the separation date or any equivalent plans maintained by the Company in replacement thereof and (v) the vesting and forfeiture of any equity incentive awards held by Eligible Employee will be determined in accordance with the applicable equity incentive plan and award agreement pursuant to which such awards were granted.

Payment of the severance benefits under the Plan is subject to Eligible Employee’s execution and non-revocation of a general release of claims in favor of the Company and Eligible Employee’s continued compliance with the terms of the Plan, including, but not limited to, the restrictive covenant obligations set forth therein. The Plan subjects to the following restrictive covenants: (i) perpetual confidentiality, (ii) non-competition during the employment term and for 15 months thereafter, (iii) non-solicitation of employees or officers of the Company during the employment term and for 15 months thereafter and perpetual non-disparagement. For Eligible Employees who are eligible for severance benefits under another individual agreement with the Company, the Plan will supersede all prior agreements, practices, policies, procedures and plans relating to severance benefits.

Executive Employment Agreement

On April 20, 2023, the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Tracy Krohn, the Company’s Chief Executive Officer and President and a member of the Board, effective as of the same date. Under the Employment Agreement, Mr. Krohn will continue to serve as the Company’s Chief Executive Officer and President and a member of the Board during the term of the agreement. The initial term of the Employment Agreement will be one year and will automatically extend an additional year each year unless terminated earlier in accordance with its terms as described below. Mr. Krohn will receive an annual base salary of $800,000 and will be eligible to earn an annual target bonus of 100% of his base salary based on the achievement of performance goals established in consultation with Mr. Krohn and independently approved by the Board (or a committee thereof) in its sole discretion, subject to Mr. Krohn’s continued employment through the payment date, except as provided below. Mr. Krohn will also be eligible for annual long-term incentive grants in the discretion of the Board (or applicable committee thereof), and is entitled to use of any Company-owned aircraft subject to the terms of the Company’s aircraft use policy as may be in effect from time to time, which will include reimbursement to the Company by Mr. Krohn for incremental costs associated with his personal use of the Company’s aircraft starting in the second quarter of fiscal year 2023.

Mr. Krohn’s employment is terminable by the Company for any reason at any time subject to written notice, and Mr. Krohn may terminate his employment for any reason with 30 days written notice. The Company may terminate Mr. Krohn without cause, or for cause upon certain grounds (as defined in the Employment Agreement) subject to written notice within 90 days of the event constituting cause and subject to a 30 day cure period when applicable. Mr. Krohn may terminate his employment with good reason upon certain grounds (as defined in the Employment Agreement) subject to written notice within 90 days of the event, and the Company will have a 30 day cure period. Termination for any reason will result in the Company’s obligation to provide accrued and unpaid compensation. If the Company terminates Mr. Krohn without cause or Mr. Krohn resigns for good reason, and provided Mr. Krohn signs and does not revoke the general release attached to the Employment Agreement, Mr. Krohn will be eligible to receive the following severance benefits: (i) a lump sum cash payment equal to the sum of three times Mr. Krohn’s annual base salary and annual target bonus then in effect, (ii) a pro-rata annual target bonus with respect to the fiscal year of Mr. Krohn’s employment was terminated calculated based on target performance and multiplied by a fraction, the numerator of which is the number of days Mr. Krohn was employed by the Company during the fiscal year and the denominator of which is based on the total number of days in such year, (iii) a lump sum cash payment equal to the difference between the amount Mr. Krohn is required to pay to effect and continue COBRA coverage under the Company’s group health plans for a 24 month period for himself and any covered dependents and the employee contribution amount that active senior employees pay for the same or similar coverage under the Company’s group health plans, determined based on the rates in effect as of the date of Mr. Krohn’s termination of employment and (iv) acceleration of all time or performance based restricted stock or restricted stock unit awards or other equity-based awards, with performance-based awards vesting based on target performance.

Mr. Krohn’s Employment Agreement also subjects him to the following restrictive covenants: (i) perpetual confidentiality, (ii) non-competition during the employment term and for 15 months thereafter, (iii) non-solicitation of employees or officers of the Company during the employment term and for 15 months thereafter and (iv) perpetual mutual non-disparagement.

The foregoing description of the material terms of the Employment Agreement for Mr. Krohn does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 20, 2023, the Board unanimously approved and adopted the fourth amended and restated bylaws (the “Amended and Restated Bylaws”) to, among other things, enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings. The Amended and Restated Bylaws also incorporate ministerial, clarifying and conforming changes.

The Amended and Restated Bylaws became effective immediately upon their adoption by the Board. The foregoing description of the Amended and Restated Bylaws set forth under this Item 5.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws

10.1	Amended and Restated Employment Agreement between W&T Offshore, Inc. and Tracy Krohn

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2023

W&T OFFSHORE, INC.
(Registrant)

By:	/s/ Jonathan Curth
Name:	Jonathan Curth
Title:	Executive Vice President, General Counsel and Corporate Secretary